                                                                   EXHIBIT 2.4

                              ESCROW AGREEMENT

       THIS AGREEMENT, made and entered into this 13th day of July, 1995, by and among CHANNEL AMERICA TELEVISION NETWORK, INC., a Delaware corporation ("Company"), having offices located in Darien, Connecticut, EVRO CORPORATION, a Florida corporation ("Purchaser"), with its principal place of business located in Tampa, Florida, and SCOLARO, SHULMAN, COHEN, LAWLER & BURSTEIN, P.C., a New York professional corporation ("Escrow Agent"), with its principal place of business located in Syracuse, New York, and David A. Post, Lance Laifer, Donald Kusher, Burton Kanter, Randolph Pace, Howard White, Elvin Feltner and Thomas Kempner ("Key Stockholders"), individually and/or in their capacities as representatives of the parties reflected in Schedule I of the Agreement as defined in Paragraph "1" below.

       1.      Purposes.

               (a) The parties hereto have entered into, or agreed to be bound by, a certain Agreement entitled the "AGREEMENT AND PLAN OF MERGER" ("Agreement") pursuant to which common stock of Purchaser is ultimately being exchanged and/or transferred to stockholders of the Company.

               (b) Pursuant to the Agreement, the parties have agreed that the Escrow Agent shall hold in its possession certain "Escrow Items", as that term is defined herein, until such time as the Escrow Agent in accordance with the provisions of Paragraph "4" of this Agreement is deemed to be authorized to deliver the Escrow Items to the appropriate parties.

       2. Escrow Agent. The parties hereto hereby appoint and designate the law firm of SCOLARO, SHULMAN, COHEN, LAWLER & BURSTEIN, P.C., as the Escrow Agent under this Agreement; and SCOLARO, SHULMAN, COHEN, LAWLER & BURSTEIN, P.C., hereby accepts its designation as Escrow Agent hereunder.

       3.      Deposit of Escrow Documents.

               (a) By Purchaser. Purchaser shall, within five (5) business days following the execution of the Agreement, deposit with the Escrow Agent for the benefit of the Company, the following documents ("Purchaser Escrow Items"):

                          (i)   Six Hundred Thousand Dollars ($600,000.00) in
cash plus a $400,000.00 promissory note bearing simple interest at the rate of eight percent (8%) per annum which is due and payable six (6) months from the date the Agreement is executed.

                         (ii)   Notwithstanding the provisions of Subparagraph
(i) above, or the Agreement, if the Escrow Agent receives certification from the Company that an aggregate seventy-five percent (75%) of its noteholders and preferred shareholders, more fully described in Exhibit "B" of this Escrow Agreement, have agreed to convert their notes and preferred shares into voting restricted common stock of the Company, the Escrow Agent is hereby authorized and directed to advance up to Two Hundred Thousand Dollars ($200,000.00) of the Six Hundred Thousand Dollar ($600,000.00) cash deposit to Company following the execution of this Escrow Agreement, the Agreement, and the Stock Purchase Agreement referred to in Paragraph (4) below, by David A. Post, Chairman, for the Company and Daniel M. Boyar, President and CEO, for Evro Corporation and Evro Network, Inc. Such advance shall be evidenced by a Promissory Note bearing simple interest at a rate of eight percent (8%) per annum which is due and payable by Company upon termination of this Escrow Agreement, in which event (A) the note shall be treated as a credit against the payment of the Six Hundred Thousand Dollar ($600,000.00) required by the Agreement or (B) an amount of cash or other marketable securities in an amount equal to the principal plus interest shall be returned to the Escrow Agent.

                        (iii) ___________ shares of the Purchaser's Series H convertible preferred stock which upon conversion into the Purchaser's common stock shall be equal to Eight Million Dollars ($8,000,000.00) worth of the Purchaser's restricted common stock as required by the Agreement.

                        (iv) Following shareholder approval of the transaction contemplated herein, duly authorized and executed Certificates of Merger for the States of Florida and Delaware, for Company to merge into EVRO NETWORK, INC., a wholly owned subsidiary of Purchaser.

               (b) By Key Stockholders. The Key Stockholders, as defined in the Agreement, shall within fifteen (15) business days following the execution of the Agreement, deposit with the Escrow Agent for the benefit of Purchaser, all of the voting common stock of Company that they own as more fully described in Exhibit "A" of this Escrow Agreement.

               (c) By Company. Company shall, within five (5) business days following the execution of the Agreement, deposit with the Escrow Agent for the benefit of Purchaser, the following documents ("Company Escrow Items"):

                        (i) Certification that an aggregate of seventy-five percent (75%) of its note holders and preferred shareholders, more fully described in Exhibit "B" of this Escrow Agreement, have agreed to convert their notes and preferred shares into voting restricted common stock of Company; and

                        (ii) Following shareholder approval of the transaction contemplated herein, duly authorized and executed Certificates of Merger, for the States of Florida and Delaware, for Company to merge into EVRO NETWORK, INC., a wholly owned subsidiary of Purchaser.

               (d) Subsequent Delivery by Company. Company shall, prior to escrow being terminated, deliver to the Escrow Agent certification that an aggregate of ninety percent (90%) of its note holders and preferred shareholders, more fully described in Exhibit "B" of this Escrow Agreement, have agreed to convert their notes and preferred shares into voting restricted common stock of the Company.

       4.      Delivery of Escrow Documents.

               (a) The Escrow Agent shall hold Purchaser and Company Escrow Items in its possession until either (i) it receives written notification from all parties to the Agreement to deliver Purchaser and Company Escrow Items to the appropriate parties; or (ii) all of the terms and conditions of a certain Stock Purchase Agreement by and between Company and Purchaser, dated the 13th day of July, 1995 have been satisfied.

               (b) Notwithstanding anything to the contrary contained herein, the Escrow Agent is hereby authorized and directed to pay out of the escrowed cash, at closing of the merger, the minimum fee of One Hundred Fifty Thousand Dollars ($150,000.00) to Jefferies & Company, Inc. pursuant to Subparagraph (i) of Article VI of the Agreement and the payment due and payable to David A. Post from Company of One Hundred Fifty Thousand Dollars ($150,000.00) with the balance of the escrowed funds thereafter to be released to Company.

       5. Liability of Escrow Agent. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in acting or retraining from action on any instrument or signature believed by it to be genuine and to have been signed or presented by the proper party or Parties duly authorized to do so. The Escrow Agent shall have no responsibility for the contents of any writing contemplated herein and may rely without liability upon the contents thereof. The Escrow Agent shall not be liable for any obligation taken or omitted by it in good faith and believed by it to be authorized hereby, nor for action taken or omitted by it in accordance with advice of counsel, and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by willful misconduct or gross negligence. Each party agrees to indemnify the Escrow Agent and hold it harmless against any and all liabilities incurred by it hereunder as a consequence of such party's action, and the parties agree jointly to indemnify the Escrow Agent and hold it harmless against any and all liabilities incurred by it hereunder which are not a consequence of any party's action, except in either case for the Escrow Agent's own willful misconduct or gross negligence.

       6. Dispute. It is understood and agreed that if any dispute arises with respect to the delivery of the Escrow Documents, the written notices to be delivered to the Escrow Agent or the duties of the Escrow Agent hereunder, the Escrow Agent, at its sole option, is authorized to retain in its possession, without liability to anyone, all or any part of the Escrow Documents until such dispute shall have been settled, either by mutual agreement of the parties concerned (evidenced by appropriate instructions in writing to the Escrow Agent, signed by all of the parties), or by a final order, decree, or judgment of a court of competent jurisdiction in the State of New York (the time for appeal having expired and no appeal being perfected), all costs and expenses of which shall be paid by the parties, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceeding.

       7. Notices. Any notice or other communication required to be given under this Agreement shall be given in writing and delivered personally, or by fax, or if by mail, by either certified or registered mail, return receipt requested, to the parties at their last known mailing addresses. Notice shall be deemed given if personally served, or if by fax on the date of its actual receipt and, if given by certified or registered mail, on the date of its mailing.

       8. Benefit. This Agreement shall be binding upon and shall inure to the benefit of the legal representatives, heirs, assigns and successors of the respective parties.

       9. Modification. This Agreement may not be altered or modified without the express written consent of the parties.

       10. Signatures. This Agreement and any modifications to it may be executed by the exchange of facsimile signatures, which shall be deemed as original signatures, and it may be executed in counterparts.

       The foregoing is established by the following signatures of the parties.

CHANNEL AMERICA TELEVISION NETWORK, INC.


By: /s/ David A. Post
    -----------------------------------------
    David A. Post, Chairman


    /s/ David A. Post
    -----------------------------------------
    David A. Post, Key Stockholder


    -----------------------------------------
    Lance Laifer, Key Stockholder


    /s/ Donald Kushner
    -----------------------------------------
    Donald Kushner, Key Stockholder

   /s/ Burton W. Kanter
   ----------------------------------------------------------
   Burton Kanter, Key Stockholder


   /s/ R. M. Pace
   ----------------------------------------------------------
   Randolph Pace, Key Stockholder


   ----------------------------------------------------------
   Howard White, Key Stockholder


   ----------------------------------------------------------
   Elvin Feltner, Key Stockholder


   /s/ Thomas L. Kempner
   ----------------------------------------------------------
   Thomas Kempner, Key Stockholder


   EVRO CORPORATION


   By: /s/Daniel M. Boyar
       ------------------------------------------------------
       Daniel M. Boyar, President and Chief Executive Officer

   SCOLARO, SHULMAN, COHEN, LAWLER & BURSTEIN, P.C.

       ------------------------------------------------------
   By: /s/Stephen H. Cohen

                                 SCHEDULE I



Lance Laifer - For 1) Wolfson Equities, 2) Hilltop Partners, L.P., 3) Haussmann Holdings, N.V., 4) Grosvenor Multi- Strategy Fund

Donald Kushner - For The Kushner Locke Company

Burton Kanter - For 1) Burton Kanter, 2) Walnut Capital Corp., 3) Windy City Communications, 4) Holding Company

Randolph Pace - For 1) Al-Kim Pension Plan, 2) Al-Kim Pension Plan and Trust,
3) Randolph and Judith Pace, 4) KAM Group, Inc., 5) KAM Consulting, 6) Judish Pace as Custodian for Allison Pace, 6) Judith Pace as Custodian for Kimberly Pace, 7) Fish Funding

Thomas Kempner - For 1) Thomas L. Kempner & William A. Perlmouth Trustees u/w Carl M. Loeb Trust f/b/o Margaret L. Kempner Children, 2) Thomas L. Kempner & William A. Perlmouth Trustees u/w Carl M. Loeb Trust f/b/o Carl L. Kempner, 3) Thomas L. Kempner & William A. Perlmouth Trustees u/w Carl M. Loeb Trust f/b/o Thomas H. Kempner, 4) Thomas L. Kempner & William A. Perlmouth Trustees u/w Carl M. Loeb Trust Alan H. Kempner, Jr., 5) Thomas L. Kempner & William A. Perlmouth Trustees u/a f/b/o Thomas L. Kempner Children, 6) Thomas L. Kempner & William A. Perlmouth u/a f/b/o Alan H. Kempner Children, 7) Margaret L. Kempner, 8) Doris C. Kempner

Howard White - For 1) Howard White, 2) Inversiones Globals, S.A.

STOCK/695                               EXHBIT A
                                        ESCROW AGREEMENT
                                        KEY SHAREHOLDERS COMMON STOCK





                                                       DAVID            LANCE               DONALD               BURTON
INVESTOR                                               POST           LAIFER (1)           KUSHNER (1)         KANTER (1)
--------                                               ----           ----------           -----------         ----------
Outstanding- 6/95                                     318,268          27,103              226,667               205,298

Conversion of Debt & Preferred Stock                  411,189       4,794,215            1,161,491             1,649,895
                                                    --------------------------------------------------------------------

Total - When Converted                                729,457       4,821,318            1,388,158             1,855,193
                                                    ====================================================================

                                                        RANDOLPH     HOWARD        ELVIN          THOMAS
INVESTOR                                                PACE (1)    WHITE (1)    FELTNER (1)    KEMPNER (1)       TOTAL
--------                                                --------    ---------    -----------    -----------       -----
Outstanding- 6/95                                        167,617     730,267      155,923         70,902        1,902,045

Conversion of Debt & Preferred Stock                   1,094,035      26,524      410,934      6,089,537       15,637,820
                                                    ---------------------------------------------------------------------

Total - When Converted                                 1,261,652     756,791      566,857      6,160,439       17,539,865
                                                    =====================================================================





(1) - Representing themselves and/or other entities

                             SCHEDULE B
                             NOTE HOLDERS AND PREFERRED SHAREHOLDERS





                                                                                                        TOTAL DUE
 SCHEDULE                      TYPE OF DEBT                                                              6/30/95
 --------                      ------------                                                              -------
   B1                          SENIOR CONVERTIBLE DEBENTURES                                            $1,353,946

   B2                          SENIOR DEBENTURES - '94                                                     318,507

   B3                          FIXED RATE NOTES PAYABLE                                                    608,181

   B4                          PREFERRED STOCK PLUS DIVIDENDS                                            1,398,060

   B5                          SUBORDINATED NOTES                                                        2,932,834

   B6                          OTHER NOTES PAYABLE
                               SERIES 1 & 2 DEBENTURES - INTEREST DUE                                    1,157,005
                                                                                                        ----------
                                                                                                        $7,768,533
                                                                                                        ==========


                             SCHEDULE B
                             SCHEDULE B1
                             SENIOR CONVERTIBLE DEBENTURES




                                                                                      Principal        Interest         Total
Noteholder                                                                             Amount           Total            Due
----------                                                                             ------           -----            ---
Loeb Trusts - 10/26/93:
  Carl M. Loeb Trust u/w f/b/o Margaret L. Kempner                                  $  250,000         $ 21,010     $  271,010
  Carl M. Loeb Trust u/w f/b/o Thomas L. Kempner                                        75,000            6,303         81,303
  f/b/o Thomas L. Kempner Children                                                      50,000            4,202         54,202
  f/b/o Alan H. Kempner, Jr.                                                            75,000            6,303         81,303
  f/b/o Alan H. Kempner, Jr. Children                                                   50,000            4,202         54,202
Wolfson Equities (Laifer) - 10/28/93                                                   215,000           18,010        233,010
Hilltop Partners, Laifer - 10/28/93                                                    250,000           20,942        270,942
Haussman Holdings, N.V., Laifer - 10/28/93                                              25,000            2,094         27,094
Grosvenor Multi-Strategy Fund,L.P., Laifer - 10/28/93                                   10,000              838         10,838
Kushner Locke Company - 11/5/93                                                        125,000           10,334        135,334
Walnut Capital Corp. - 12/02/93                                                         62,500            4,936         67,436
J. Pace Cust, Allison Pace - 12/21/93                                                   31,250            2,386         33,636
J. Pace Cust, Kimbely Pace - 12/21/93                                                   31,250            2,386         33,636
                                                                                    ------------------------------------------
                                                                                    $1,250,000         $103,946     $1,353,946
                                                                                    ==========================================

                                SCHEDULE B
                                SCHEDULE B2
                                SENIOR DEBENTURES - '94



                                                                       Principal                       Total
Noteholder                                                              Amount         Interest         Due
----------                                                              ------         --------         ---
Loeb Trusts, various - 9/94-1/95 (1)                                   $200,000         $12,826       $212,826
Walnut Capital - Burton Kanter - 11-12/94                                50,000           2,834         52,834
Carl Kempner - 11/94                                                     20,000           1,285         21,285
Kushner Locke Company - 12/94                                            25,000           1,312         26,312
Howard White                                                              5,000             250          5,250
                                                                       ---------------------------------------
Totals                                                                 $300,000         $18,507       $318,507
                                                                       =======================================
Loeb Trusts - 10/26/93:
  Carl M. Loeb Trust u/w f/b/o Margaret L. Kempner                      100,000         $ 6,412       $106,412
  Carl M. Loeb Trust u/w f/b/o Thomas L. Kempner                         30,000           1,924         31,924
  f/b/o Thomas L. Kempner Children                                       20,000           1,283         21,283
  f/b/o Alan H. Kempner, Jr.                                             30,000           1,924         31,924
  f/b/o Alan H. Kempner, Jr. Children                                    20,000           1,283         21,283
                                                                       ---------------------------------------
                                                                       $200,000         $12,826       $212,826
                                                                       =======================================

                 SCHEDULE B
                 SCHEDULE B3
                 FIXED RATE NOTES PAYABLE


                    LIENHOLDER
                    ----------                                                    Principal               Total
DEBT HOLDER                                              CONTACT NAME              Amount     Interest     Due
-----------                                              ------------              ------     --------     ---
Margaret L. Kempner                                      Kempner     Thomas       $ 22,500    $ 1,688   $ 24,188
Doris Kempner                                            Kempner     Thomas         22,500      1,688     24,188
Carl M. Loeb Trust u/w f/b/o Carl L. Kempner             Kempner     Carl           45,000      3,375     48,375
Carl M. Loeb Trust u/w f/b/o John L. Loeb, Jr.           Loeb, Jr.   John L.        22,500      1,688     24,188
Carl M. Loeb Trust u/w f/b/o Margaret L. Kempner         Kempner     Thomas         45,000      3,375     48,375
                                                         Boatwright  R. Bryan        5,111        398      5,509
Richard Friedman, IRA                                    Friedman    Richard        20,443      1,590     22,033
                                                         Gibson      Richard        10,222        795     11,017
                                                         Schindler   Joseph H.       8,086        629      8,715
                                                         Ulrich      L.J.            7,946        618      8,564
Southwest Electronix Supply P.P. & Trust                 Ulrich      L.J.              100          8        108
                                                         Wilbron     Gene R.         8,086        629      8,715
                                                         Cohen       Gerald L.      11,998        900     12,898
                                                         De Monchy   Katlean        19,197      1,440     20,637
                                                         Fields      Alan           23,996      1,800     25,796
                                                         Gelb, DMD   Harold         11,998        900     12,898
Windy City Communications, Inc.                          Kanter      Joel           47,992      3,600     51,592
                                                         Kelly       Robert J.      11,998        900     12,898
Equilease Corporation                                    Mallin      Joel           47,992      3,600     51,592
Al-Kim Assoc. Pension Plan                               Pace        Randolph       47,992      3,600     51,592
Al-Kim Assoc. Pension Plan & Trust                       Pace        Randolph       11,998        900     12,898
                                                         Post        David          24,959      1,872     26,831
HAP Trusts Partnership                                   McNamara    Margaret E.    23,996      1,800     25,796
                                                         Rubin       Alan J.        23,996      1,800     25,796
Windy City Communications, Inc.                          Kanter      Joel            3,957        297      4,254
Judith Pace                                              Pace        Randolph        3,957        297      4,254
                                                                                  ------------------------------
TOTAL FIXED RATE NOTES PAYABLE - ORIGINAL                                         $533,520    $40,187   $573,707
                                                                                  ==============================
Margaret L. Kempner                                      Kempner     Thomas          1,125         84      1,209
Doris Kempner                                            Kempner     Thomas          1,125         84      1,209
Carl M. Loeb Trust u/w f/b/o Carl L. Kempner             Kempner     Carl            2,250        169      2,419
Carl M. Loeb Trust u/w f/b/o John L. Loeb, Jr.           Loeb, Jr.   John L.         1,125         84      1,209
Carl M. Loeb Trust u/w f/b/o Margaret L. Kempner         Kempner     Thomas          2,250        169      2,419

                                                         Boatwright  R. Bryan          715         54        769
Richard Friedman, IRA                                    Friedman    Richard         2,859        214      3,073
                                                         Gibson      Richard         1,430        108      1,538
                                                         Schindler   Joseph H.       1,130         85      1,215
                                                         Ulrich      L.J.            1,111         83      1,194
Southwest Electronix Supply P.P. & Trust                 Ulrich      L.J.               14          1         15
                                                         Wilbron     Gene R.         1,130         85      1,215
                                                         Cohen       Gerald L.         600         45        645
                                                         De Monchy   Katlean           960         72      1,032
                                                         Fields      Alan            1,200         90      1,290
                                                         Gelb, DMD   Harold            600         45        645
Windy City Communications, Inc.                          Kanter      Joel            2,400        180      2,580
                                                         Kelly       Robert J.         600         45        645
Equilease Corporation                                    Mallin      Joel            2,400        180      2,580
Al-Kim Assoc. Pension Plan                               Pace        Randolph        2,400        180      2,580
Al-Kim Assoc. Pension Plan & Trust                       Pace        Randolph          600         45        645
                                                         Post        David           1,248         94      1,342
HAP Trusts Partnership                                   McNamara    Margaret E.     1,200         90      1,290
                                                         Rubin       Alan J.         1,200         90      1,290
Windy City Communications, Inc.                          Kanter      Joel              198         15        213
Judith Pace                                              Pace        Randolph          198         15        213
                                                                                  ------------------------------
TOTAL FIXED RATE NOTES PAYABLE - IN LIEU OF INTEREST                              $ 32,068    $ 2,406   $ 34,474

TOTAL FIXED RATE NOTES PAYABLE                                                    $565,588    $42,593   $608,181
                                                                                  ==============================

                      SCHEDULE B
                     SCHEDULE B4
                 PREFERRED STOCK



                     LIENHOLDER
                     ----------
DEBT HOLDER                                                                                    Pref Share
-----------                                         CONTACT  NAME          # Of Shares           Value
                                                    -------------          -----------           -----
Margaret L. Kempner                                 Kempner Thomas            4,905          $   49,050
Doris Kempner                                       Kempner Thomas            4,905              49,050
Carl M. Loeb Trust u/w f/b/o Carl L. Kempner        Kempner Carl              9,810              98,100
Carl M. Loeb Trust u/w f/b/o John L. Loeb, Jr.      Loeb, Jr. John L.         4,905              49,050
Carl M. Loeb Trust u/w f/b/o Margaret L. Kempner    Kempner Thomas            9,810              98,100
                                                    Boatwright R. Bryan       3,117              31,170
Richard Friedman, IRA                               Friedman Richard         12,465             124,650
                                                    Gibson Richard            6,232              62,320
                                                    Schindler Joseph H.       4,930              49,300
                                                    Ulrich L.J.               4,843              48,430
Southwest Electronix Supply P.P. & Trust            Ulrich L.J.                  61                 610
                                                    Wilbron Gene R.           4,930              49,300
                                                    Cohen Gerald L.           2,616              26,160
                                                    De Monchy Katlean         4,184              41,840
                                                    Fields Alan               5,231              52,310
                                                    Gelb, DMD Harold          2,616              26,160
Windy City Communications, Inc.                     Kanter Joel              10,462             104,620
                                                    Kelly Robert J.           2,616              26,160
Equilease Corporation                               Mallin Joel              10,462             104,620
Al-Kim Assoc. Pension Plan                          Pace Randolph            10,462             104,620
Al-Kim Assoc. Pension Plan & Trust                  Pace Randolph             2,616              26,160
                                                    Post David                5,442              54,420
HAP Trusts Partnership                              McNamara Margaret E.      5,231              52,310
                                                    Rubin Alan J.             5,231              52,310
Windy City Communications, Inc.                     Kanter Joel                 862               8,620
Judith Pace                                         Pace Randolph               862               8,620
                                                                            -------          ----------
TOTAL FIXED RATE, SECURED DEBT- ORIGINAL
                                                                            139,806          $1,398,060
                                                                            =======          ==========

                            SCHEDULE B
                           SCHEDULE B5
                    SUBORDINATED NOTES






                                                                           12/31/94
                                                                           Principal   Interest   Total
DEBT HOLDER                                      CONTACT  NAME           With Interest  1-6/95     Due
-----------                                      -------------           -------------  -------    ---
                                                 Arlen, MD    Harold       $   19,188 $    960 $   20,148
Harold Arlen M.D. P.A. Pension Trust Plan        Arlen, MD    Harold           19,188      960     20,148
Harold Arlen M.D. P.A. Profit Sharing Plan       Arlen, MD    Harold           19,188      960     20,148
                                                 Asher        M. Richard       39,370    1,970     41,340
                                                 Boatwright   R. Bryan         39,370    1,970     41,340
                                                 Cohen        Gerald L.        39,370    1,970     41,340
                                                 Fields       Alan J.          19,684      980     20,664
Harold Gelb D.M.D. P.C. Pension Plan             Gelb, DMD    Harold           78,740    3,940     82,680
                                                 Gibson       Richard H.       78,740    3,940     82,680
Hilltop Partners                                 Laifer       Lance            78,740    3,940     82,680
Wolfson Equities                                 Laifer       Lance            67,716    3,390     71,106
Grosvenor Multi-Strategy Fund                    Laifer       Lance             3,150      160      3,310
Haussmann Holdings                               Laifer       Lance             7,875      390      8,265
Walnut Capital Corp.                             Faber        Michael         202,696   10,130    212,826
                                                 Kelly        Robert J.        78,740    3,940     82,680
T. Kempner, W. Perlmuth TRS U/W                  Kempner      Carl L.         118,074    5,900    123,974
Pinpoint Partners I                              Kempner      Thomas L.        39,370    1,970     41,340
T. Kempner, W. Perlmuth TRS U/W                  Kempner      Thomas L.        39,370    1,970     41,340
                                                 Mullane      Ronald P.       118,074    5,900    123,974
                                                 Post         Richard          39,370    1,970     41,340
                                                 Rigg         L. Mark          19,690      980     20,670
                                                 Schindler    Joseph H.        59,036    2,950     61,986
                                                 Schwartz     Stephen O.       23,615    1,180     24,795
                                                 Wilborn      Gene R.          29,528    1,480     31,008
Gasco                                            Krause       James            19,690      980     20,670
                                                 de Monchy    Katlean          78,740    3,940     82,680
                                                 Eisner       Murray R.        39,370    1,970     41,340
                                                 Fields       Alan S.          39,370    1,970     41,340
                                                 Gelb         Harold           39,370    1,970     41,340
H. Gelb DMD P.C. Pension Plan                    Gelb         Harold           39,370    1,970     41,340
Hilltop Partners                                 Laifer       Lance           118,100    5,910    124,010
Wolfson Equities                                 Laifer       Lance           101,574    5,080    106,654
Grosvenor Multi-Strategy Fund                    Laifer       Lance             4,636      230      4,866
Haussmann Holdings                               Laifer       Lance            11,812      590     12,402
                                                 Hess         Leonard          39,370    1,970     41,340
c/o Ormes Capital Management                     Hunter       Samuel E.        78,715    3,940     82,655
                                                 Isaacson     Henry            39,370    1,970     41,340
Walnut Capital Corp                              Faber        Michael         118,074    5,900    123,974
T. Kempner, W. Perlmuth TRS U/W                  Kempner      Thomas L.        39,370    1,970     41,340
T. Kempner, W. Perlmuth TRS U/W                  Kempner      Thomas L.        39,370    1,970     41,340
                                                 Leniston     James P.         39,370    1,970     41,340
                                                 Mullane      Ronald P.        78,715    3,940     82,655
Randolph & Judith Pace                           Pace         Randolph         78,715    3,940     82,655
                                                 Post         Richard          78,715    3,940     82,655
Henry Proesel Descendants' Trust Partners.       McNamara     Margaret E.     157,348    7,870    165,218
Letco Inc Money Purchase Plan                    Teich        Larry            39,370    1,970     41,340
Logistixs, Inc.                                  McDonald     Malcolm         157,348    7,870    165,218
James J. Welsh- Revocable Living Trust           Welsh        James J.         39,370    1,970     41,340
                                                                           ------------------------------
                                                                           $2,793,134 $139,700 $2,932,834
                                                                           ==============================

                        SCHEDULE B
                       SCHEDULE B6
               OTHER NOTES PAYABLE




                                                     Principal   Interest   Total
                                                       Amount      Total    Due
                                                       ------      -----    ---
ACCOUNTS PAYABLE:
----------------
American Stock Transfer                            $   29,157 $      0 $   29,157
Arthur Peters                                          12,500        0     12,500
Grant Thornton                                         78,360        0     78,360
Howard J. Rubenstein & Assoc                           16,710        0     16,710
K.A.M. Consulting                                      20,000        0     20,000
Strock & Strock & Levane                               93,017        0     93,017
Rosenman & Colin (signed off 9/94)                    188,461        0    188,461

OTHER DEBT- 1
-------------
Elvin Feltner                                         195,000   29,250    224,250
David Post                                            123,731   18,560    142,291
Allen Rosenblatt                                        8,250    1,238      9,488
Albert Schwartz                                        30,000    4,500     34,500
Burton Kanter                                          40,000    6,000     46,000


OTHER DEBT- 2
-------------
Harold Arlen                                           27,875    4,181     32,056
Alan Fields                                            13,937    2,091     16,028
Harold Gelb                                            13,937    2,091     16,028
Walnut Capital Corp- M. Faber                          27,875    4,181     32,056
Ted Kavanau                                             5,575      836      6,411
Carl Kempner                                           27,875    4,181     32,056
K.A.M. Group, Inc.- R. Pace                            27,875    4,181     32,056
David Post                                             22,300    3,345     25,645


                                       Due     (1)
OTHER DEBT- 3 Judith Schindler       $40,000  $32,000   8,000        0      8,000
-------------
   Payments - $3,000 per month, $26,000 3/95
  Secured by proceeds of Minneapolis sale (1)

OTHER DEBT- 4 Corporate Concepts                        5,000      292      5,292
-------------

OTHER D Avery Scheiner                                 22,302   18,153     40,455
-------

SERIES 1 DEBENTURES- Interest
-----------------------------
Inversiones Globales, S.A - 3/24/93                     1,216        0      1,216
Fish Funding Corp. - 4/26/93
Alan Novich, c/o Randolph Pace                            551        0        551
Holding Company - 5/12/93                                 526        0        526
Palm Beach Trust - 5/15/93                              1,062        0      1,062
Carl Kempner, Sr. - 7/12/93                               818        0        818
Inversiones Globales, S.A. - 8/09/93                    1,045        0      1,045
Inversiones Globales, S.A. - 9/2/93                     5,714        0      5,714

SERIES 2 DEBENTURES - INTEREST
------------------------------
Alan Gelband - 10/27/93                                   476        0        476
Bohemond Corporation - 10/27/93                           952        0        952
Kushner Locke Company - 11/05/93                        2,226        0      2,226
Walnut Capital Corp. - 12/02/93                           882        0        882
J. Pace Cust, Allison Pace - 12/21/93                     360        0        360
J. Pace Cust, Kimbely Pace - 12/21/93                     360        0        360
                                                   ------------------------------
TOTAL OTHER NOTES
                                                   $1,053,925 $103,080 $1,157,005
                                                   ==============================